Calculation of Filing Fee Tables
F-1
EvoNexus Group LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary shares, $0.0001 par value per share	457(a)	300,000	$ 1.50	$ 450,000.00	0.0001381	$ 62.14
Fees to be Paid	2	Equity	Class A ordinary shares, $0.0001 par value per share	457(a)	8,417,500	$ 1.50	$ 12,626,250.00	0.0001381	$ 1,743.69
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 13,076,250.00		$ 1,805.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 1,805.83
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Class A ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

[2]	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). Represents Class A ordinary shares registered for resale on this registration statement by the selling shareholders named in this registration statement or their permitted transferees.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	EvoNexus Group LTD	F-1	333-290099	09/08/2025		$ 1,805.83	Equity	Class A Ordinary Shares		$ 9,200,000.00
Fee Offset Sources		EvoNexus Group LTD	F-1	333-290099		09/08/2025						$ 1,805.83
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant's Registration Statement on Form F-1 (File No. 333-290099) was initially filed on September 8, 2025 and was declared effective on December 1, 2025. There were no sales of the Registrant's securities under such Registration Statement and the Registrant requested the SEC's consent to the withdrawal of such Registration Statement on January 13, 2026.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date